Exhibit 99.1

N E W S R E L E A S E

Contact:	Mark Haushill
Chief Financial Officer
(210) 321-8400

ARGONAUT GROUP, INC. (“ARGONAUT”) DECLARES SPECIAL DIVIDEND

TO COMMON STOCKHOLDERS

SAN ANTONIO (June 7, 2007) – Argonaut Group, Inc. (NasdaqGS: AGII) today announced that on Wednesday, June 6, 2007, its board of directors declared a special dividend of $1.65 per share of Argonaut’s common stock. The dividend will be paid on July 10, 2007 to shareholders of record as of June 26, 2007.

Any holder who sells shares of Argonaut common stock on or before the payment date may be selling the right to receive the special dividend of Argonaut common stock. Holders of Argonaut common stock are encouraged to consult with their financial advisor regarding the specific implications of selling Argonaut common stock on or before the payment date.

Payment of the dividend is not contingent upon the consummation of the proposed merger transaction between Argonaut and PXRE Group Ltd.

ABOUT ARGONAUT GROUP, INC.

Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS: AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.8 billion in assets. Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

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ARGONAUT GROUP, INC 10101 Reunion Place, Suite 500, San Antonio, Texas 78216 Phone 210.321.8400

ARGONAUT GROUP, INC.

Argonaut Group Declares Special Dividend

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION

In connection with a proposed merger transaction between Argonaut and PXRE Group Ltd., PXRE Group Ltd. has filed with the SEC a registration statement on Form S-4 which contains a preliminary joint proxy statement/prospectus. The registration statement on Form S-4 has not been declared effective by the SEC. Investors and shareholders of Argonaut and PXRE Group Ltd. are urged to read the definitive joint proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant materials regarding the proposed merger transactions (when they become available) because they contain or will contain important information about Argonaut, PXRE Group Ltd. and the proposed merger transaction. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Argonaut with the SEC, may be obtained free of charge at the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by Argonaut by directing a written request to Argonaut Group, Inc. Attention: Craig Comeaux, Secretary, 10101 Reunion Place, Suite 500, San Antonio, Texas, 78216 or by calling 210-321-8400. Investors and shareholders are urged to read the definitive joint proxy statement/prospectus and any other relevant materials (when they become available) before making any voting or investment decisions with respect to the proposed merger transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Argonaut and its directors and executive officers and PXRE Group Ltd. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Argonaut and PXRE Group Ltd. in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the proposed merger transaction is included in the preliminary joint statement/prospectus referred to above and will be included in the definitive joint proxy statement/prospectus (when it becomes available).

FORWARD-LOOKING STATEMENTS DISCLOSURE

This news release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Argonaut’s current expectations and beliefs concerning future developments and their potential effects on Argonaut. There can be no assurance that actual developments will be those anticipated by Argonaut. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Argonaut ‘s products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see Argonaut’s public filings made with the Securities and Exchange Commission. Argonaut undertakes no obligation to update any forward-looking statements.

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ARGONAUT GROUP, INC 10101 Reunion Place, Suite 500, San Antonio, Texas 78216 Phone 210.321.8400